Exhibit 10.21

Shareholders Agreement

Made and entered into in Azur on 17 of March, 2013

Between:	Enertec Electronics Ltd.
Private Company no. 511640070
of 16, Haharoshet St., Or Yehuda 60500
(the "Enertec")
of the First Part;

And:	Shlomo Shalev
I.D. no. 057708422
of 20 Hes St. Rehovot
(the "Shlomo")
of the Second Part;

Whereas:

a.	The parties are shareholders of Micronet Ltd., P.N no. 51-0930787 (the "Company"), a public company duly registered in Israel, whose shares are traded on the Tel Aviv Stock Exchange;

e.	The parties have reached certain agreements, as specified in this Agreement, with respect to the manner in which they will vote in the shares of the Company held by them according to the terms and conditions herein;

Now therefore, it is declared, agreed and stipulated between the parties as follows:

1.	Preamble, Annexes, Interpretation and Definitions

1.1.	Preamble and Annexes. The preamble and annexes to this Agreement form an integral part hereof and shall constitute an inseparable part hereof. The headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement

1.2.	Definitions. As used in this Agreement, the following terms shall have the following meanings, unless stated explicitly otherwise or the context requires otherwise:

1.2.1.	"The Company" - Micronet Ltd., public company no. 51-0930787.

1.2.2.	"General Meeting" - annual general meeting, special general meeting or any other form of general meeting of the shareholders of the Company, either by convention or by written resolution.

1.2.3.	"Holding" - shall have the meaning ascribed in the Securities Law 5728-1968.

1.2.4.	"Shares" - ordinary shares of a nominal value of NIS 0.1 each.

2.	The Parties' Representations

The parties represent and undertake hereby that there is no impediment, whether by virtue of law or of an agreement to their engagement in this Agreement and to performance of their obligations herein and neither of them needs any third party the consent or approval for their entry into this Agreement.

3.	The Parties Holdings in the Company's Shares

The parties represent that as of the date of signing this agreement, their holdings of the Company's Shares or in any other securities of the Company that grant any right to the Company's Shares are as follows:

Enertec: 8,709,000 Shares of the Company;

Shlomo: 600,000 Shares of the Company and 400,000 options (non registered for trade) for the purchase of 400,000 Shares of the Company.

4.	Voting arrangements

The parties undertake upon signing this Agreement, with respect to the fulfillment of their voting rights in the Shares of the Company held by them, as follow:

4.1.	At list 48 hours prior to any scheduled General Meeting of the Company, the parties shall conduct a preliminary meeting amongst them in the place and time agreed between them (the "Preliminary Meeting"), to coordinate their voting on all matters included on the agenda of the scheduled General Meeting, so the manner of their voting shall be identical. The parties obligate to vote at the General Meeting according to their agreements at the Preliminary Meeting.

4.2.	In the event that at the Preliminary Meeting the parties are not able to reach an agreement as per the manner in which they will vote at the schedules General Meeting, the parties shall vote at the scheduled General Meeting according to Enertec position and instruction. In the event that a party is not able to participate in the scheduled General Meeting, it shall grant the other party a proxy to vote in its name according to agreements reached in this Agreement.

5.	No Voting Agreements with Other Party

5.1.	As long as this agreement is in effect, a party to this Agreement shall not engage in a voting agreement and/or shared holdings and/or coordination and/or corporation ("Additional Voting Agreement") with other shareholder of the Company's Shares, unless the other party written consent to the Additional Voting Agreement was received in advance.

5.2.	Without derogating for the above said in section 5.1, in the event Enertec would ask to engage in an Additional Voting Agreement with other shareholder of the Company's Shares, it shall be entitled to do so, even if Shlomo did not give his consent, as stated herein.

6.	Term of the Agreement

This Agreement shall become valid as of the date of its signature and shall remain in force until a party will notify the other party of its termination. Each party may terminate this Agreement by 90 days prior written notice and the Agreement shall be effectively terminated following the notice period.

7.	Miscellaneous

7.1	Full and Free Consent. The parties declare that they have carefully read this Agreement, fully understood its content and signed it in good and free will.

7.2	Assignment. Enertec will be entitled, according to its sole discretion, to assignment any right conferred to it pursuant to this Agreement, and of any duty imposed on it according to the provisions of this Agreement, to any related entity, directly or indirectly, through a subsidiary, an affiliated or branched company, in any manner, without requiring the receipt of Shlomo consent, provided that the receiving entity will assume all of the Enertec's herein towards Shlomo for fulfillment of its undertakings pursuant to this Agreement.

7.3	Entire Agreement; Modifications and Amendment and Non-Waiver. This Agreement, including all annexes hereto, exhausts all of the agreements between the parties, and it replaces and terminates any agreement, written or oral, preceding it. Any modification, amendment and/or addition to this Agreement will have no effect, unless done in writing and signed by the parties. No conduct by any of the parties shall be deemed as waiver of any of its rights pursuant to this Agreement or pursuant to any law, or as consent on its behalf to any breach or non-fulfillment of any condition, unless the waiver, consent, delay, change, termination or addition were done explicitly in writing and signed by it.

7.4	Notices. Notices pursuant to this Agreement will be provided in writing to the Parties' addresses specified in the preamble to this Agreement. Any notice delivered by registered mail will be deemed as having been received within 4 business days from the date of mailing thereof, if sent by facsimile within one business day from the date of sending thereof, subject to its receipt being confirmed by phone and if by personal delivery - on the date of receipt thereof.

In witness the parties have signed:

/s/ David Lucatz	/s/ Shlomo Shalev
Enertec Electronics Ltd.	Shlomo Shalev

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